Axos Q1 Fiscal 2025 Earnings Supplement NYSE: AXOctober 30, 2024

Loan Growth by Category

Loans	Category	Sub-category	Q1 FY25	Q4 FY24	Inc (Dec)
			$ Millions		
Loans	Single Family Mortgage & Warehouse	Jumbo Mortgage	$ 3,807	$ 3,922	$ (115)
		SF Warehouse Lending	345	257	88
	Multifamily & Commercial Mortgage	Multifamily	2,363	2,541	(178)
		Small Balance Commercial	1,284	1,321	(37)
	Commercial Real Estate	CRE Specialty	5,378	5,189	189
		Lender Finance RE	878	900	(22)
	Commercial & Industrial Non-RE	Lender Finance Non-RE	2,331	2,328	3
		Asset-Based and Cash Flow Lending	1,968	1,797	171
		Capital Call Facilities	1,056	1,116	(60)
	Auto & Consumer	Auto	373	386	(13)
		Unsecured/OD	42	44	(2)
		Other	1	2	(1)
			$ 19,826	$ 19,803	$ 23

2

3 FDIC Loan Purchase Metrics as of September 30, 2024 Remaining Term (Months) Weighted- Average LTV Weighted- Average Yield Before Accretion of Discount Unpaid Principal Balance (mm) Loan Type 4152.0%7.4%$ 238Office 1238.64.2122Data Center 1428.68.545Land 950.66.650Other 8669.96.738Industrial 3056.97.233Mixed Use 3049.17.527Retail 3248.4%6.6%$ 553Total CRE 13461.36.6350Residential 7572.67.0263 Rent-stabilized / Rent- controlled Multifamily1 10966.2%6.7%$ 613Total Multifamily 7257.7%6.7%$ 1,166Total Note 1: 1,145 units out of 1,146 total units are rent-stabilized; only 1 is rent-controlled On December 7, 2023, Axos completed a purchase of $1.25 billion of loans from the FDIC at a 37% discount.

4 Commercial Real Estate Specialty1 Detail as of September 30, 2024 Non-Accrual Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $ 1140%$ 1,912Multifamily 1539978SFR —41968Hotel —51571Industrial 1533451Other —31301Office —46197Retail $ 4140%$ 5,378Total Note 1: Includes Commercial Real Estate Specialty loan portfolio only. LTV Distribution

5 DepositsLoans Interest Rate Sensitivity of Loans & Deposits As of September 30, 2024 TotalInterest Rate $ 4,265,2490% ~ 2% $ 1,566,6852% ~ 4% $ 13,340,6304% ~ 6% $ 19,172,564 Non-Time Deposits by Interest Rate (Dollars in Thousands) • $1,018 million of deposits tied to the Federal Funds rate • Deposit rate optionality enhanced by $450 million of off-balance sheet deposits from Axos Securities • Of the fixed and hybrid rate loan balances in our portfolio at September 30, 2024, 64% will reprice within 3 years and 91% will reprice within 5 years.

6 Diversified Deposit Gathering Approximately 90% of deposits are FDIC-insured or collateralized Deposit balances as of September 30, 2024 Note 1: Excludes approximately $450 million of off-balance sheet deposits › Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.2B Consumer Direct $11.8B Specialty Deposits $1.5B Distribution Partners $0.5B Axos Securities $0.8B1 Small Business Banking $0.4B Commercial & Treasury Management $3.8B Diversified Deposit Gathering Business Lines

7 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL (9.2)

8 Allowance for Credit Losses (ACL) by Loan Category as of September 30, 2024 $ Millions ACL %1ACLLoan Balance 0.4%$ 17$ 4,152 1.8%663,647 1.5%956,256 1.4%775,355 2.2%9416 1.3%$ 264$ 19,826 Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Loans Note 1: ACL % is based on gross unpaid principal balance

9 Credit Quality ($ millions) %Non-Accrual LoansLoans O/SSeptember 30, 2024 1.42%$ 59$ 4,152Single Family-Mortgage & Warehouse 0.85313,647Multifamily and Commercial Mortgage 0.66416,256Commercial Real Estate 0.82445,355Commercial & Industrial - Non-RE 0.482416Auto & Consumer 0.89%$ 177$ 19,826Total %Non-Accrual LoansLoans O/SJune 30, 2024 1.10%$ 46$ 4,179Single Family-Mortgage & Warehouse 0.91353,862Multifamily and Commercial Mortgage 0.43266,089Commercial Real Estate 0.0845,241Commercial & Industrial - Non-RE 0.472432Auto & Consumer 0.57%$ 113$ 19,803Total %Non-Accrual LoansLoans O/SSeptember 30, 2023 0.85%$ 37$ 4,314Single Family-Mortgage & Warehouse 1.31392,962Multifamily and Commercial Mortgage 0.42266,169Commercial Real Estate 0.0933,209Commercial & Industrial - Non-RE 0.392508Auto & Consumer 0.62%$ 107$ 17,162Total

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Selected Balance Sheet Data:					
Total assets	$ 23,569,084	$ 22,855,334	$ 22,642,133	$ 21,623,764	$ 20,825,206
Loans—net of allowance for credit losses	19,280,609	19,231,385	18,733,455	18,264,354	16,955,041
Loans held for sale, carried at fair value	14,566	16,482	16,239	13,468	8,014
Allowance for credit losses	263,854	260,542	257,522	251,749	170,870
Securities—trading	594	353	592	329	640
Securities—available-for-sale	137,996	141,611	207,582	239,812	236,726
Securities borrowed	84,326	67,212	105,853	145,176	96,424
Customer, broker-dealer and clearing receivables	262,774	240,028	292,630	265,857	285,423
Total deposits	19,973,329	19,359,217	19,103,532	18,203,912	17,565,741
Advances from the FHLB	90,000	90,000	90,000	90,000	90,000
Borrowings, subordinated notes and debentures	313,519	325,679	330,389	341,086	447,733
Securities loaned	95,883	74,177	119,800	155,492	116,446
Customer, broker-dealer and clearing payables	315,985	301,127	387,176	368,885	341,915
Total stockholders' equity	$ 2,405,728	$ 2,290,596	$ 2,196,293	$ 2,078,224	$ 1,976,208
Common shares outstanding at end of period	57,092,216	56,894,565	57,079,429	56,898,377	58,503,976
Common shares issued at end of period	70,562,333	70,221,632	70,033,523	69,828,709	69,826,263
Per Common Share Data:					
Book value per common share	$ 42.14	$ 40.26	$ 38.48	$ 36.53	$ 33.78
Tangible book value per common share (Non-GAAP)[1]	$ 39.22	$ 37.26	$ 35.46	$ 33.45	$ 30.72
Capital Ratios:					
Equity to assets at end of period	10.21 %	10.02 %	9.70 %	9.61 %	9.49 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	9.78 %	9.43 %	9.33 %	9.39 %	9.27 %
Common equity tier 1 capital (to risk-weighted assets)	12.44 %	12.01 %	11.47 %	10.97 %	11.11 %
Tier 1 capital (to risk-weighted assets)	12.44 %	12.01 %	11.47 %	10.97 %	11.11 %
Total capital (to risk-weighted assets)	15.29 %	14.84 %	14.26 %	13.79 %	14.06 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	9.82 %	9.74 %	9.86 %	10.22 %	9.99 %
Common equity tier 1 capital (to risk-weighted assets)	12.87 %	12.74 %	12.47 %	12.26 %	11.69 %
Tier 1 capital (to risk-weighted assets)	12.87 %	12.74 %	12.47 %	12.26 %	11.69 %
Total capital (to risk-weighted assets)	14.06 %	13.81 %	13.49 %	13.25 %	12.65 %
Axos Clearing LLC:					
Net capital	$ 85,292	$ 101,462	$ 102,963	$ 103,454	$ 101,391
Excess capital	$ 80,081	$ 96,654	$ 97,646	$ 98,397	$ 96,211
Net capital as a percentage of aggregate debit items	32.73 %	42.21 %	38.73 %	40.92 %	39.14 %
Net capital in excess of 5% aggregate debit items	$ 72,264	$ 89,442	$ 89,671	$ 90,812	$ 88,440

10

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or For The Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Selected Income Statement Data:					
Interest and dividend income	$ 484,262	$ 453,428	$ 443,564	$ 394,663	$ 363,952
Interest expense	192,214	193,366	181,958	166,057	152,797
Net interest income	292,048	260,062	261,606	228,606	211,155
Provision for credit losses	14,000	6,000	6,000	13,500	7,000
Net interest income, after provision for credit losses	278,048	254,062	255,606	215,106	204,155
Non-interest income	28,609	30,861	33,163	124,129	34,507
Non-interest expense	147,465	140,535	133,228	121,839	120,506
Income before income taxes	159,192	144,388	155,541	217,396	118,156
Income taxes	46,852	39,516	44,821	65,625	35,511
Net income	$ 112,340	$ 104,872	$ 110,720	$ 151,771	$ 82,645
Weighted average number of common shares outstanding:					
Basic	56,934,671	56,938,405	56,932,050	57,216,621	58,949,038
Diluted	58,168,468	58,164,623	58,037,698	57,932,834	59,808,322
Per Common Share Data:					
Net income:					
Basic	$ 1.97	$ 1.84	$ 1.94	$ 2.65	$ 1.40
Diluted	$ 1.93	$ 1.80	$ 1.91	$ 2.62	$ 1.38
Adjusted earnings per common share (Non-GAAP)[1]	$ 1.96	$ 1.83	$ 1.94	$ 1.60	$ 1.41
Performance Ratios and Other Data:					
Growth in loans held for investment, net	$ 49,224	$ 497,930	$ 469,101	$ 1,309,313	$ 498,313
Loan originations for sale	69,570	52,574	47,821	44,325	52,858
Return on average assets	1.92 %	1.81 %	1.98 %	2.90 %	1.64 %
Return on average common stockholders' equity	19.12 %	18.81 %	20.71 %	30.39 %	16.91 %
Interest rate spread[2]	4.13 %	3.63 %	3.88 %	3.58 %	3.37 %
Net interest margin[3]	5.17 %	4.65 %	4.87 %	4.55 %	4.36 %
Net interest margin[3] – Banking Business Segment	5.21 %	4.68 %	4.92 %	4.62 %	4.46 %
Efficiency ratio[4]	45.99 %	48.31 %	45.20 %	34.54 %	49.05 %
Efficiency ratio[4] – Banking Business Segment	39.83 %	41.39 %	38.82 %	30.96 %	45.44 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.17 %	0.05 %	0.07 %	0.04 %	0.04 %
Nonaccrual loans to total loans	0.89 %	0.57 %	0.63 %	0.65 %	0.62 %
Non-performing assets to total assets	0.75 %	0.51 %	0.55 %	0.60 %	0.56 %
Allowance for credit losses - loans to total loans held for investment	1.35 %	1.34 %	1.36 %	1.33 %	1.00 %
Allowance for credit losses - loans to non-performing loans	149.32 %	229.84 %	210.95 %	205.50 %	159.80 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*

11

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
Net income	$	112,340	$	104,872	$	110,720	$	151,771	$	82,645
FDIC Loan Purchase - Gain on purchase		—		—		—		(92,397)		—
FDIC Loan Purchase - Provision for credit losses		—		—		—		4,648		—
Acquisition-related costs		2,554		2,554		2,719		2,780		2,790
Income taxes		(752)		(699)		(784)		25,650		(839)
Adjusted earnings (non-GAAP)	$	114,142	$	106,727	$	112,655	$	92,452	$	84,596
Average dilutive common shares outstanding		58,168,468		58,164,623		58,037,698		57,932,834		59,808,322
Diluted EPS	$	1.93	$	1.80	$	1.91	$	2.62	$	1.38
FDIC Loan Purchase - Gain on Purchase		—		—		—		(1.59)		—
FDIC Loan Purchase - Provision for credit losses		—		—		—		0.08		—
Acquisition-related costs		0.04		0.04		0.05		0.05		0.05
Income taxes		(0.01)		(0.01)		(0.02)		0.44		(0.02)
Adjusted EPS (Non-GAAP)	$	1.96	$	1.83	$	1.94	$	1.60	$	1.41

We define "tangible book value", a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders' equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company's capital strength, financial condition, and ability to manage potential losses.

Below is a reconciliation of total stockholders' equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
Common stockholders' equity	$	2,405,728	$	2,290,596	$	2,196,293	$	2,078,224	$	1,976,208
Less: servicing rights, carried at fair value		27,335		28,924		28,130		28,043		29,338
Less: goodwill and intangible assets		139,215		141,769		144,324		146,793		149,572
Tangible common stockholders' equity (Non-GAAP)	$	2,239,178	$	2,119,903	$	2,023,839	$	1,903,388	$	1,797,298
Common shares outstanding at end of period		57,092,216		56,894,565		57,079,429		56,898,377		58,503,976
Book value per common share	$	42.14	$	40.26	$	38.48	$	36.53	$	33.78
Less: servicing rights, carried at fair value per common share	$	0.48	$	0.51	$	0.49	$	0.49	$	0.50
Less: goodwill and other intangible assets per common share	$	2.44	$	2.49	$	2.53	$	2.59	$	2.56
Tangible book value per common share (Non-GAAP)	$	39.22	$	37.26	$	35.46	$	33.45	$	30.72

13 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information